SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 31, 2008

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2008, Millennium Biotechnologies, Inc. (“Millennium”), the wholly owned subsidiary of Millennium Biotechnologies Group, Inc. (“MBTG”), entered into a First Amendment to the Master Purchase Agreement (the “Amendment”) with Provider Service, Inc., an Ohio based services provider for the Long Term Care community (“PSI”).

Pursuant to the Amendment, PSI agreed to increase its commitment to purchase Millennium’s Resurgex Essential and Resurgex Essential Plus from $600,000 per quarter to $1,450,000 per quarter.

In addition to the Master Purchase Agreement, Millennium provides consulting services to PSI in the design, development and implementation of nutracuetical products for a consulting fee of $1,000,000 which was paid in five monthly installments of $200,000 each, commencing December 2007. Brian Colleran, the Chief Executive Officer of PSI, owns 4,000,000 shares of Common Stock of MBTG, and Trust for the Benefit of the Colleran Children, a trust of which Mr. Colleran’s spouse is the trustee, owns 5,000,000 shares of Common Stock of MBTG.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press Release, dated June 5, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2008

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

By:	/s/ Mark C. Mirken
Mark C. Mirken, President and COO